UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2023, Bruce Chung, age 49, was appointed Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (the “Company”), effective June 1, 2023. Mr. Chung will report to the Company’s President and Chief Executive Officer in this position. Mr. Chung has been with the Company since August 2016 and from May 2008 to January 2016. Most recently, he held the position of Executive Vice President, Strategy, M&A, and NRG Services.

Mr. Chung will receive a base salary increase resulting in an annual base salary of $700,000 and an equity grant of $700,000 of which (i) thirty three percent (33%) will be issued as Restricted Stock Units (“RSUs”) that will vest over three years in increments of one-third of the total grant on each anniversary of the grant date; and (ii) sixty seven percent (67%) will be issued as Relative Performance Stock Units (“RPSUs”) that will vest on the third anniversary of the grant date.

Mr. Chung will participate in the Company’s Annual Incentive Plan with a target level of 100% of his base salary and a maximum level of 200% of his base salary. He will also participate in the Company’s Long-Term Incentive Plan valued at 350% of his base salary, which will consist of a combination of RSUs and RPSUs, or other design as determined by the Compensation Committee. In addition, Mr. Chung will continue to be a participant in the Company’s Executive Change in Control and General Severance Plan. There are no transactions between Mr. Chung and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Effective June 1, 2023, Mr. Alberto Fornaro transitioned from Chief Financial Officer and from his positions with the Company and its subsidiaries. Mr. Fornaro will remain with the Company in an advisory capacity until September 1, 2023. The transition was not the result of any disagreement he had with the Company on any matter relating to the Company’s operations, policies and practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.

A copy of the press release announcing the above-described management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release dated June 1, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the iXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Dated: June 1, 2023	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

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